UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2022, the Board of Directors (the “Board”) of 23andMe Holding Co. (the “Company”) approved the adoption of the 23andMe Holding Co. Change in Control Separation Plan (the “CIC Plan”), to be effective as of December 5, 2022. Pursuant to the CIC Plan, the Company’s “Officers” (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and certain key employees (each, a “Participant” and collectively, the “Participants”) designated by the Board, the Compensation Committee of the Board, or, with respect to employees who are not Officers, the Chief Executive Officer, will be entitled to receive certain separation benefits if such Participant’s employment is terminated in connection with a Change in Control (as defined in the CIC Plan). Specifically, a Participant will be entitled to the Separation Benefits (as defined below) if (i) a Change in Control occurs and, (ii) within the period beginning 30 days before and ending 12 months after such Change in Control, such Participant’s employment is terminated either (a) by the Company or a subsidiary of the Company without Cause (as defined in the CIC Plan) or (b) by such Participant for Good Reason (as defined in the CIC Plan) (the occurrence of (i) and (ii), a “Double-Trigger Event”).

Subject to a Participant’s execution of a release of claims in favor of the Company, a Participant will be entitled to the following separation benefits (collectively, the “Separation Benefits”) upon the occurrence of a Double-Trigger Event:

•

a lump sum cash payment equal to six months of the Participant’s annual base salary (either in effect on the date of termination or in effect on the date of the Change in Control, whichever is higher) plus one-half of the Participant’s target annual bonus under the Company’s Annual Incentive Plan for the year of termination;

•	a lump sum cash payment equal to the cost of six months of COBRA continuation of the medical, dental, and vision coverage in effect for the Participant on the date of termination; and

•	the acceleration of all of the Participant’s outstanding unvested equity awards granted under the 23andMe Holding Co. 2021 Incentive Equity Plan.

Notwithstanding the foregoing, the Separation Benefits will be reduced by any separation payments or benefits received by the Participant under any offer letter, employment agreement, or contract with the Company or its subsidiaries or any payments required by applicable law as a result of the termination of the Participant’s employment. The Separation Benefits may also be subject to adjustment if any Separation Benefits constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. The Separation Benefits will not affect any other accrued or vested or earned but deferred compensation rights or other benefits which may be owed to a Participant following the termination, including, but not limited to, accrued vacation or sick pay amounts or benefits payable under any bonus or other compensation plan, stock purchase plan, life insurance plan, health plan, disability plan, or similar or successor plan.

The CIC Plan may be terminated or amended by the Board until a Change in Control has occurred. Upon the occurrence of a Change in Control, the CIC Plan may not be amended or terminated.

As the CIC Plan provides that the Company’s Officers are Participants, each of Anne Wojcicki (the Company’s principal executive officer), Joseph Selsavage (the Company’s interim principal financial officer), Kathy Hibbs, Kenneth Hillan, and Paul Johnson (each a named executive officer of the Company) will be entitled to receive Separation Benefits under the CIC Plan in the event of a Double-Trigger Event.

The Separation Benefits provided for pursuant to the CIC Plan will supersede and replace any severance benefits provided for in the foregoing individuals’ respective offer letters, as applicable and as confirmed by acknowledgment letters.

The foregoing description of the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the CIC Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2022, the Board approved the adoption of the Second Amended and Restated Bylaws of the Company (the “New Bylaws”), which amend and restate the Amended and Restated Bylaws of the Company, dated June 16, 2021 (the “Existing Bylaws”), in their entirety. The New Bylaws amend the Existing Bylaws to, among other things:

•

enhance certain procedural mechanics and disclosure requirements in connection with stockholder submissions of proposals regarding other business at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the Exchange Act), including by requiring that proposing stockholders and any Stockholder Associated Person (as defined in the New Bylaws) provide additional background information and disclosures and make certain representations;

•

enhance certain procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including by (i) requiring that nominating stockholders, any Stockholder Associated Person, and director nominees provide additional background information and disclosures and make certain representations and (ii) specifying procedural requirements with which nominating stockholders desiring to utilize the “universal proxy rules” in Rule 14a-19 under the Exchange Act must comply;

•	eliminate the requirement to make a stockholder list available for examination at stockholder meetings, as provided for by recent amendments to the General Corporation Law of the State of Delaware;

•	delete the provisions relating to the restrictions on Transfers of Lock-up Shares by Lock-up Holders, as the Lock-up Period (each as defined in the Existing Bylaws) lapsed on December 13, 2021;

•	designate the United States federal district courts as the exclusive forum for the resolution of actions asserting claims arising under the Securities Act of 1933, as amended; and

•

corrected an inconsistency between the Existing Bylaws and the Certificate of Incorporation of the Company, which specifies that the affirmative vote threshold required for the Company’s stockholders to adopt, amend, alter, or repeal the Existing Bylaws is at least two-thirds of the voting power of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class (the “Affirmative Vote Threshold”), so that the Company’s New Bylaws will specify the same Affirmative Vote Threshold as the Certificate of Incorporation of the Company.

The New Bylaws also incorporate certain ministerial, non-substantive, and conforming changes.

The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of 23andMe Holding Co.

10.1	23andMe Holding Co. Change in Control Separation Plan

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Kathy Hibbs
Name:	Kathy Hibbs
Title:	Chief Administrative Officer

Dated: December 9, 2022